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                                  EXHIBIT 23.1
                    CONSENT OF CROWE, CHIZEK AND COMPANY LLP



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
First Federal Bancshares, Inc.


We consent to the use in this Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 24, 2001, of our report dated February 9, 2001, on the consolidated financial statements of First Federal Bancshares, Inc. for the year ended December 31, 2000.


                                              /s/ Crowe, Chizek and Company LLP
                                              ---------------------------------
                                                  Crowe, Chizek and Company LLP

Oak Brook, Illinois
October 22, 2001